EXHIBIT 99.1

News Release Dated June 2, 2003

NEWS RELEASE

For More Information Contact:

Robert V. Dickinson, President and CEO

(408) 263-3214

bobd@calmicro.com

Operations VP Retires from California Micro Devices

MILPITAS, Calif., Jun 2, 2003—California Micro Devices (Nasdaq: CAMD) today announced that Arieh Schifrin, 65, has retired as vice president of operations, a position he has held since joining the company in February 1995.

“We want to thank Ari for the contributions he has made to California Micro Devices over the past eight years,” said Robert V. Dickinson, president and CEO. Dickinson noted that the company does not plan to replace Schifrin, and that he will assume overall responsibility for the company’s operations.

About California Micro Devices Corporation

California Micro Devices Corporation is a leading supplier of application-specific analog semiconductor products for the mobile, computing, and high-brightness LED lighting markets. Key products include application-specific integrated passive (ASIP(TM)) devices and power management ICs as well as silicon sub-mounts for high-brightness LEDs. Detailed corporate and product information may be accessed at www.calmicro.com.

NOTE: ASIP(TM) is a trademark of California Micro Devices. All other trademarks are property of their respective owners.